Exhibit 10.3

DATED

November 22, 2016

RENEWAL LEASE BY REFERENCE TO AN EXISTING LEASE

UNIT B2/3, LINHAY BUSINESS PARK, ASHBURTON, TQ13 7UP

between

STEPHANIE MYERS PALK, RICHARD JOHN PALK AND ALISON JUNE PALK

and

CAMBIUM NETWORKS, LTD

EXETER

EX1 1NT

Tel: 01392 823811

DX: 122695 EXETER

law@oteveling.com

www.otbeveling.com

CONTENTS

CLAUSE
1.	Interpretation	1
2.	Grant	3
3.	The Annual Rent	3
4.	Section 62 of the Law of Property Act 1925	4
5.	Tenant’s option to renew	4
6.	Entire agreement	5
7.	Contracts (Rights of Third Parties) Act 1999	5
8.	Governing law	5
9.	Jurisdiction	6

SCHEDULE

SCHEDULE 1	FURTHER LEASE	7

SCHEDULE 2	EXISTING LEASE	8

THIS LEASE is dated                                                                                                                                        November 22, 2016

PARTIES

(1)	STEPHANIE MYERS PALK, RICHARD JOHN PALK and ALISON JUNE PALK all care of Halsanger Manor, Ashburton, Devon, TQ13 7HY (Landlord).

(2)

CAMBIUM NETWORKS, LTD incorporated and registered in England and Wales with company number 07752773 whose registered office is at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, TQ13 7UP (Tenant).

BACKGROUND

(A)	The Landlord is the freehold owner of the Property.

(B)	The residue of the term of the Existing Lease is vested in the Tenant.

(C)	The Landlord has agreed to grant a new lease of the Property to the Tenant on the terms set out in this lease.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

Annual Rent: rent at an initial rate of £68,370.00 per annum and any interim rent determined under the LTA 1954.

Contractual Term: a term of years beginning on, and including 20 October 2016 and ending on, and including 19 October 2017.

Cut-Off Date: 19 August 2017

Existing Lease: the lease by virtue of which the Tenant holds the Property, which is dated 18 April 2008 and made between (1) the Landlord (2) Blight & Scoble Limited and (3) Piping Hot Networks Limited (a copy of which is annexed to this lease at Schedule 3) and the documents made supplemental to it.

Further Lease: means a lease of the Property in the form of the draft annexed to this Lease at Schedule 1.

Incorporated Terms: all of the terms, requirements, covenants and conditions contained in the Existing Lease except to the extent that they are inconsistent with the clauses written in this lease and with such modifications as are necessary to make them applicable to this lease and the parties to this lease:

(A)	including:

(1)	the definitions and rules of interpretation in the Existing Lease;

(2)	the agreements and declarations contained in the Existing Lease;

(3)	the rights granted and reserved by the Existing Lease (including the right of re-entry and forfeiture); and

(4)	the third party rights, restrictions and covenants affecting the Property.

(B)	but excluding:-

(1)	any terms of the Existing Lease which are specifically excluded by the terms of this lease or substituted by the terms of this lease;

(2)	the rent secondly reserved under the Existing Lease;

(3)	the provisions of Schedule 5 to the Existing Lease.

Insurance Rent: the rent fourthly reserved in the Existing Lease with such modifications as are necessary to make the provisions applicable to this lease.

Landlord’s Covenants: the obligations in this lease, which include the obligations contained in the Incorporated Terms, to be observed by the Landlord.

LTA 1954: Landlord and Tenant Act 1954.

Plan: the plans attached to the Existing Lease.

Property: the property known as Unit B2/3, Linhay Business Park, Ashburton, TQ13 7UP shown edged red on the Plan and as is more particularly described as the Premises in the Existing Lease.

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Service Charge: the rent secondly reserved in the Existing Lease with such modifications as are necessary to make the provisions applicable to this lease.

Tenant’s Covenants: the obligations in this lease, which include the obligations contained in the Incorporated Terms, to be observed by the Tenant.

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement and any similar additional tax.

Working Day: a day that is not a Saturday, Sunday, a bank holiday or a public holiday in England.

1.2	References to the landlord and tenant in the Existing Lease shall be read as references to the Landlord and Tenant in this lease.

2.	GRANT

2.1	The Landlord lets the Property to the Tenant for the Contractual Term at the rents reserved.

2.2	This grant is made on the terms of this lease which include the Incorporated Terms as if they were set out in full in this lease.

2.3	The Tenant covenants with the Landlord that it will comply with the Tenant’s Covenants.

2.4	The Landlord covenants with the Tenant that it will comply with the Landlord’s Covenants.

2.5	The grant is made with the Tenant paying the following as rent to the Landlord:

(A)	the Annual Rent and all VAT in respect of it;

(B)	the Service Charge;

(C)	the Insurance Rent; and

(D)	any other sums due under this lease.

3.	THE ANNUAL RENT

3.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates.

3.2	(Subject to clause 3.3) the first instalment of the Annual Rent shall be made on the first day of the Contractual Term and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the first day of the Contractual Term and ending on the day before the next Rent Payment Date.

3.3	For the purposes of calculation of any payment under this lease, credit shall be given to the Tenant for any sum paid under the Existing Lease to the extent that it relates to a period after the expiry of the term of the Existing Lease or to the extent that it relates to any liability the Tenant otherwise has under this lease.

4.	SECTION 62 OF THE LAW OF PROPERTY ACT 1925

Except as mentioned in clause 2.2, neither the grant of this lease nor anything in it confers any right over neighbouring property nor is to be taken to show that the Tenant may have any right over neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease

5.	TENANT’S OPTION TO RENEW

5.1	If the Tenant wishes to enter into the Further Lease and, additionally, the Tenant has served written notice on the Landlord of its desire for the Further Lease not later than the Cut-Off Date (as to which time shall be of the essence) then PROVIDED the Tenant has paid all Rents due up to and including the date the written notice is served and PROVIDED that this lease has not, for whatever reason, determined the Landlord will grant and the Tenant will take the Further Lease of the Property on or (if earlier) not more than one month before the expiry of the Contractual Term (or if that day is not a Working Day, then the next following Working Day).

5.2	For the avoidance of doubt, the Further Lease shall not include a provision equivalent to this clause 5.

5.3	At any time after the expiry of the Contractual Term a party who is ready able and willing to complete the grant of the Further Lease may serve on the other a notice to complete the grant of the Further Lease in accordance with this clause 6 (“Completion Notice”) and in connection with the service of any Completion Notice:

(A)	a party is ready able and willing to complete if it could be but for the default of the other party;

(B)	the parties are to complete the grant of the Further Lease within ten (10) Working Days of serving a Completion Notice (excluding the date on which the Completion Notice is served) as to which time shall be of the essence; and

(C)	if either party receives but fails to complete the grant of the Further Lease in accordance with a Completion Notice that has been validly served under this clause 5 then the party serving the Completion Notice may, by serving written notice on the other, rescind the option granted under this clause 5 but without prejudice to any other right or remedy of either party against the other.

6.	ENTIRE AGREEMENT

6.1	This lease and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

6.2	Each party acknowledges that in entering into this lease and any documents annexed to it, it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently).

6.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property or any common parts over which the Tenant has rights under this lease may lawfully be used for any purpose allowed by this lease.

6.4	Nothing in this clause shall limit or exclude any liability for fraud.

7.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

8.	GOVERNING LAW

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

9.	JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1 Further Lease

Schedule 2 Existing Lease

Executed as a deed by STEPHANIE MYERS PALK, in the presence of:

Witness name: Occupation: Address:

Executed as a deed by RICHARD JOHN PALK, in the presence of:

Witness name: Occupation: Address:

Executed as a deed by ALISON JUNE PALK, in the presence of:

Witness name: Occupation: Address:

Signed as a deed by CAMBIUM NETWORKS, LTD acting by a director, in the presence of:	Director

Witness name: Occupation: Address: